UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 301 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Ninth Amendment to Facility Agreement with Deerfield

On September 5, 2018, MannKind Corporation (the “Company”) and MannKind LLC, the Company’s wholly owned subsidiary, entered into a Ninth Amendment to Facility Agreement (the “Deerfield Amendment”) with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (“Deerfield”), pursuant to which the parties amended the Company’s Facility Agreement, dated July 1, 2013, as amended (the “Facility Agreement”), to, among other things, (i) defer the payment of $3.0 million in principal amount of the Tranche 4 Notes issued under the Facility Agreement from August 31, 2018 to September 30, 2018 and (ii) provide that, from and after the date of the Deerfield Amendment, any conversion of principal under the notes issued under the Facility Agreement (the “Deerfield Notes”) shall be applied to reduce principal payments due under the Deerfield Notes in accordance with Schedule 1 of the Deerfield Amendment.

The foregoing description of the Deerfield Amendment does not purport to be complete and is qualified in its entirety by reference to the Deerfield Amendment, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Ninth Amendment to Facility Agreement, dated September 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: September 5, 2018	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary